UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

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PROXY STATEMENT

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY
505 Main Street, P.O. Box 667
Hackensack, New Jersey 07602

NOTICE OF ANNUAL MEETING OF HOLDERS
OF SHARES OF BENEFICIAL INTEREST

April 7, 2010

TO THE HOLDERS OF SHARES OF BENEFICIAL INTEREST OF FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

The Annual Meeting of the holders (the “Shareholders”) of shares of beneficial interest without par value of First Real Estate Investment Trust of New Jersey (the “Trust”) will be held on Wednesday, April 7, 2010, at the Trust’s executive offices, 505 Main Street, Hackensack, New Jersey at 7:30 p.m., Eastern Daylight Savings Time, for the following purposes:

1.	To elect two Trustees for terms of three years or until their successors have been elected and qualify; and

2.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Shareholders of record at the close of business on February 17, 2010 are entitled to notice of and to vote at the meeting.

JOHN A. AIELLO
Secretary
Hackensack, New Jersey
February 26, 2010

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. TO ENSURE YOUR REPRESENTATION AT THE MEETING, HOWEVER, YOU ARE URGED TO SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT AT ONCE IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

PROXY STATEMENT

General Information

This Proxy Statement is furnished to the holders (the “Shareholders”) of shares of beneficial interest without par value (the “Shares”) of First Real Estate Investment Trust of New Jersey (the “Trust”) in connection with the solicitation of proxies for use at the Annual Meeting of the Shareholders to be held on Wednesday, April 7, 2010 and any adjournment or postponement thereof (the “Annual Meeting”), pursuant to the accompanying Notice of Annual Meeting of Holders of Shares of Beneficial Interest.  The Shares represent beneficial interests in the Trust, and the Shares are the only authorized, issued and outstanding class of equity of the Trust.  A form of proxy for use at the Annual Meeting is also enclosed.  The Trust anticipates mailing this Proxy Statement to its Shareholders beginning on or about March 1, 2010.  The executive offices of the Trust are located at 505 Main Street, Hackensack, New Jersey 07602.

Shareholders may revoke the authority granted by their execution of proxies at any time before the effective exercise of proxies by filing written notice of such revocation with the Secretary of the Annual Meeting.  Presence at the Annual Meeting does not of itself revoke the proxy.  All Shares represented by executed and unrevoked proxies will be voted in accordance with the instructions therein.  Proxies submitted without indication will be voted FOR the nominees for Trustee named in this Proxy Statement.  The Board of Trustees of the Trust (the “Board of Trustees”) is not aware, as of the date hereof, of any matters to be presented at the Annual Meeting other than the election of Trustees as described in this Proxy Statement, but if any other matter incident to the Annual Meeting is properly presented, the persons named in the proxy will vote thereon according to their best judgment.

The cost of preparing, assembling and mailing the proxy materials is to be borne by the Trust.  Proxies for use at the Annual Meeting are being solicited by the Board of Trustees.  It is not anticipated that any compensation will be paid for soliciting proxies and the Trust does not intend to employ specially engaged personnel in the solicitation of proxies.  It is contemplated that proxies will be solicited principally through the mail.  Members of the Board of Trustees and executive officers of the Trust (“Executive Officers”) may also, without additional compensation, solicit proxies, personally or by mail, special letter, telephone, telegraph, facsimile transmission or other electronic means.

Voting Securities

The only voting securities entitled to vote at the Annual Meeting are the Shares.  Each Share entitles its owner to one vote on an equal basis.  There were 6,942,143 Shares issued and outstanding on the record date, February 17, 2010.  Only Shareholders of record on the books of the Trust at the close of business on February 17, 2010 are entitled to notice of and to vote at the Annual Meeting.  The holders of a majority of the outstanding Shares, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

A plurality of the votes cast at the Annual Meeting by the holders of Shares present in person or represented by proxy and entitled to vote is required in order to elect the nominees for Trustee.  The proxy card provides space for a Shareholder to withhold his or her vote for a nominee to the Board of Trustees.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate affirmative and negative votes, authority withheld for the nominees for Trustee, abstentions and broker non-votes.  Any proxy submitted and containing any abstention or a broker non-vote will not be counted as a vote cast with respect to the election of Trustees or any other matter to which it relates.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of February 17, 2010, with respect to beneficial ownership, as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial interests in the Trust, as represented by the Shares, for each Trustee, nominee for Trustee, and Executive Officer of the Trust.  The only persons who beneficially own greater than 5% of the Shares are three of the Trustees named in the table below.

Amount and Nature of Beneficial Ownership

Name of Beneficial Owner (1)	(A) Aggregate Number of Shares Beneficially Owned (2)		(B) Number of Shares Acquirable within 60 Days (3)	(C) Aggregate Number of Shares Deemed to be Beneficially Owned (Column A plus Column B)		(D) Percent of Class

Robert S. Hekemian (4)	361,643	(5)	--	361,643	(5)	5.2%
Donald W. Barney (4)	240,835	(6)	--	240,835	(6)	3.5%
Herbert C. Klein, Esq. (7)	359,512	(8)	--	359,512	(8)	5.2%
Ronald J. Artinian (7)	429,942	(9)	--	429,942	(9)	6.2%
Alan L. Aufzien (7)	32,000		--	32,000		(10)
David F. McBride, Esq. (7)	1,000		--	1,000		(10)
Robert S. Hekemian, Jr. (7)	242,611	(11)	--	242,611	(11)	3.5%
John A. Aiello, Esq. (12)	--		--	--		--
All Trustees, Nominees for Trustee and Executive Officers as a group (8 persons) (5)(6)(8)(9)(11)	1,667,543		--	1,667,543		24.0%

(1)
All Trustees and Executive Officers listed in this table, with the exception of Mr. Aiello, maintain a mailing address at 505 Main Street, P.O. Box 667, Hackensack, New Jersey 07602.  Mr. Aiello maintains a mailing address at 125 Half Mile Road, P.O. Box 190, Middletown, New Jersey 07748.

(2)
Except as otherwise indicated, all of the Shares are held beneficially and of record.  All share amounts have been adjusted, as appropriate, to take into account the October 2001 and March 2004 share splits.

(3)	Shares subject to currently exercisable options granted under the Trust’s Equity Incentive Plan, as amended (the “Equity Incentive Plan”).

(4)	A Trustee and Executive Officer of the Trust.

(5)
Includes 74,392 Shares held by Mr. Hekemian’s wife, with respect to which Mr. Hekemian disclaims beneficial ownership.  Also includes (i) 102,072 Shares held by the Hekemian & Co., Inc. Pension Plan of which Mr. Hekemian is a trustee and a participant, (ii) an aggregate of 45,116 Shares which are held by certain partnerships in which Mr. Hekemian is a partner, (iii) 14,196 Shares held in certain trusts for which Mr. Hekemian is a trustee and one trust in which Mr. Hekemian is a beneficiary, and (iv) 67,740 Shares held by the Robert and Mary Jane Hekemian Foundation, Inc. of which Mr. Hekemian is the President, all of such Shares with respect to which Mr. Hekemian disclaims beneficial ownership thereof except to the extent of his pecuniary interest in the pension plan, partnerships and trusts.

(6)	Includes 23,464 Shares held by the estate of Mr. Barney’s wife, of which Mr. Barney is the administrator.

(7)	A Trustee of the Trust.

(8)
Includes 189,879 Shares held by Mr. Klein’s wife and 27,000 Shares held in the Krieger charitable trust of which Mr. Klein’s wife is trustee, with respect to both of which Mr. Klein disclaims beneficial ownership.  Also includes 7,390 Shares held by The Herbert & Jacqueline Klein Family Foundation, Inc.

(9)	Includes 3,800 Shares which are held by Mr. Artinian’s son and 2,100 Shares which are held by Mr. Artinian’s daughter, with respect to which Mr. Artinian disclaims beneficial ownership.

(10)	Shares beneficially owned do not exceed 1% of the Trust’s issued and outstanding Shares.

(11)
Includes (i) 1,000 Shares held by Mr. Hekemian’s wife, (ii) an aggregate of 72,216 Shares which are held by certain partnerships in which Mr. Hekemian is a partner, (iii) 9,238 Shares which are held in trust by Mr. Hekemian for the benefit of his children, and (iv) 3,200 Shares which are held in certain trusts for the benefit of Mr. Hekemian’s nephews and of which Mr. Hekemian is trustee, all of such Shares with respect to which Mr. Hekemian disclaims beneficial ownership thereof except to the extent of his pecuniary interest in the partnerships.  Also includes 21,208 Shares held in a trust of which Mr. Hekemian is a beneficiary, with respect to which Shares Mr. Hekemian disclaims beneficial ownership except to the extent of his pecuniary interest in such trust.

(12)	An Executive Officer of the Trust.

  ELECTION OF TRUSTEES

The Board of Trustees governs the Trust.  The Declaration of Trust provides that the Board of Trustees will consist of not fewer than five nor more than nine Trustees.

The Board of Trustees has fixed the number of Trustees at seven.  The term of two Trustees shall expire at the Annual Meeting.  In order to allow the Board of Trustees to be able to strike a balance with respect to the number of Trustees whose terms are expiring at each annual meeting of the Shareholders, the Declaration of Trust authorizes the Board of Trustees to designate whether the term of a nominee for Trustee shall either be two years or three years at the time a Trustee is nominated for election.

Nominees

Consistent with the recommendation of the Nominating Committee, the Board of Trustees has nominated each of Ronald J. Artinian and Alan L. Aufzien for election at the Annual Meeting to a three-year term as a Trustee to commence at the Annual Meeting.

Ronald J. Artinian and Alan L. Aufzien are currently members of the Board of Trustees, with their terms of office scheduled to expire as of the date of the Annual Meeting.  Please see the section captioned “Board of Trustees” below for a description of the business experience of and other relevant information with respect to Ronald J. Artinian and Alan L. Aufzien.

It is the intention of the persons named in the accompanying proxy to vote, unless otherwise instructed, in favor of the election of each of Ronald J. Artinian and Alan L. Aufzien to a three-year term as Trustee.  Should Mr. Artinian or Mr. Aufzien be unable to serve, the proxies will be voted for the election of such other person or persons as shall be determined by the persons named in the proxy in accordance with their judgment, and any such person elected in the place of Mr. Artinian or Mr. Aufzien shall be elected to a three year term as a Trustee.  Management of the Trust is not aware of any reason why either Mr. Artinian or Mr. Aufzien, if elected, would be unable to serve as a Trustee.

The Board of Trustees recommends a vote FOR the election of Ronald J. Artinian and Alan L. Aufzien to three-year terms as Trustees.

Board of Trustees

The members of the Board of Trustees of the Trust are:
Name	Age	Year First Elected to the Board of Trustees

Robert S. Hekemian	78	1980
Donald W. Barney	69	1981
Herbert C. Klein, Esq.	79	1961
Ronald J. Artinian	61	1992
Alan L. Aufzien	80	1992
David F. McBride, Esq.	62	2007
Robert S. Hekemian, Jr.	50	2007

There are no family relationships among the Trustees and the Executive Officers, except as between Robert S. Hekemian, Jr. who is the son of Robert S. Hekemian, the Trust’s Chairman of the Board and Chief Executive Officer.  None of the nominees for Trustee or Executive Officers of the Trust are directors of any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended, except Robert S. Hekemian, Jr. who is a director of Oritani Financial Corp. (ORIT), the holding company for Oritani Bank, of which he is also a director, and Mr. Artinian who is a director of NYMAGIC, Inc. (NYM), an insurance holding company.

Biographical Information

Robert S. Hekemian has been active in the real estate industry for more than 54 years. Mr. Hekemian has served as Chairman of the Board and Chief Executive Officer of the Trust since 1991, and as a Trustee since 1980.  From 1981 to 1991, Mr. Hekemian was President of the Trust.  From 2002 to 2003, Mr. Hekemian served as Chief Financial Officer of the Trust.    His current term as a member of the Board of Trustees is scheduled to expire in April 2011.  Since 1983, Mr. Hekemian has also been the Chairman of the Board and Chief Executive Officer of Hekemian & Co., Inc. (“Hekemian & Co.”), a real estate brokerage and management company which manages the Trust’s properties and owns and develops real estate assets throughout the Northeast and Mid-Atlantic regions of the United States.  Mr. Hekemian is a director of Pascack Community Bank.  See the section entitled “Certain Relationships and Related Party Transactions” in this Proxy Statement.  He is also a director, a partner and an officer in numerous private real estate corporations and partnerships.

Donald W. Barney has served as President of the Trust since 1993, as Treasurer and Chief Financial Officer of the Trust since 2003, and as a Trustee since 1981.  His current term as a member of the Board of Trustees is scheduled to expire in April 2012.  Mr. Barney devotes approximately 15% of his time to perform his duties as an Executive Officer of the Trust.  Mr. Barney was associated with Union Camp Corporation, a diversified manufacturer of paper, packaging products, chemicals and wood products, from 1969 through 1998 in various positions, including Vice President and Treasurer.  Mr. Barney is a director and Vice Chairman of Hilltop Community Bank.  He is also a partner and director in several private real estate investment companies.

Herbert C. Klein, Esq., has served continuously as a Trustee since 1961 except for the two-year period from January 1993 to January 1995, when Mr. Klein served as an elected member of the United States Congress, House of Representatives, for the 8th Congressional District of New Jersey.  His current term as a member of the Board of Trustees is scheduled to expire in April 2012.  From 1991 through the end of 1992, Mr. Klein served as President of the Trust.  Mr. Klein has been an attorney since 1956 with a practice devoted to real estate, corporate matters and government relations.  Since January 1999, Mr. Klein has been a Partner in the law firm of Nowell Amoroso Klein Bierman P.A., with offices located in Hackensack, New Jersey and New York City.  See the section entitled “Certain Relationships and Related Party Transactions” in this Proxy Statement.  Mr. Klein is a former member of the New Jersey State Assembly.  Mr. Klein is also a partner and principal in numerous private investment real estate companies.  He is a member of the Board of Directors of the Rutgers University Foundation  (the “Foundation”), a member of the Audit and Executive Committees of the Board of Directors of the Foundation, and a member of the board of directors of numerous philanthropic organizations.

Ronald J. Artinian has served as a Trustee since 1992.  His current term as a member of the Board of Trustees is scheduled to expire in April 2010.  Mr. Artinian worked in the financial services industry for 26 years, including with Smith Barney, Inc. from 1989 to 1998, where Mr. Artinian held positions as a Managing Director and National Sales Manager.  Mr. Artinian retired from Smith Barney in January 1998 in order to pursue other business interests as a private investor.  Mr. Artinian joined the board of The Reserve, a money market fund, in 2007.  Mr. Artinian joined the board of NYMAGIC, Inc., an insurance holding company specializing in commercial lines property and casualty and ocean marine insurance, in 2008.

Alan L. Aufzien has served as a Trustee since 1992.  His current term as a member of the Board of Trustees is scheduled to expire in April 2010.  Since 1986, Mr. Aufzien has been Chairman and Managing Partner of The Norall Organisation, an investment company.  From 1980 to 1998, Mr. Aufzien was a partner in the Meadowlands Basketball Association, t/a New Jersey Nets (Member of the National Basketball Association), and was its Chairman and Chief Executive Officer, and then its Secretary and Treasurer, as well as a member of its Board of Directors.

David F. McBride, Esq. was elected as a trustee in 2007.  His current term as a member of the Board of Trustees is scheduled to expire in April 2011.  Mr. McBride brings with him over 30 years of diversified real estate experience to the Board.  Since 2006 he has been the Chairman of the Board of the Saddle River Valley Bank, a federally chartered community bank, since 2001 a Partner in the law firm of Harwood Lloyd, LLC, specializing in real estate matters, and since 1987 the Chief Executive Officer of McBride Enterprises, Inc., a family owned real estate company.  Mr. McBride was also instrumental in forming the Keystone Property Trust (NYSE) in 1998 and served as its Chairman of the Board until its sale to ProLogis in 2004.  Since 1998, he has also served as the Chairman and President of the Mountain Club, t/a High Mountain Golf Club.

Robert S. Hekemian, Jr. was elected as a trustee in 2007.  His current term as a member of the Board of Trustees is scheduled to expire in April 2011.  Mr. Hekemian has been involved in real estate activities for over 25 years, including property management, leasing, mortgage financing, construction and acquisitions of residential and commercial properties located throughout the Northeast and Mid-Atlantic regions of the United States.  He has served as President and Chief Operating Officer of Hekemian and Co. since 2004.  From 1983 to 2003, Mr. Hekemian served as Executive Vice President of Hekemian and Co.  Mr. Hekemian is principally responsible for identifying real estate acquisitions and evaluating the performance of the real estate properties managed by Hekemian & Co. with a view toward maintaining or altering management and/or leasing strategies.  Mr. Hekemian also serves on the Boards of Directors of Oritani Bank and Oritani Financial Corp., the holding company for the bank, and the New York Philharmonic.  Mr. Hekemian is Chairman of the Bergen Community College

Foundation.  He is a Member of the Board of Governors, Hackensack University Medical Center, and a Trustee of the Hackensack University Medical Center Foundation.

Executive Officers

Name	Age	Office
Robert S. Hekemian	78	Chief Executive Officer
Donald W. Barney	69	President, Treasurer and Chief Financial Officer
John A. Aiello, Esq.	60	Secretary and Executive Secretary

Each of the Executive Officers of the Trust serves in his office(s) until such time as his successor is elected and qualified.

Biographical Information

Please see “Board of Trustees” above for biographical information for Robert S. Hekemian and Donald W. Barney.

John A. Aiello, Esq. has served as the Secretary and Executive Secretary of the Trust since 2003.  Mr. Aiello is a shareholder and officer at the law firm of Giordano, Halleran & Ciesla, P.C.

Meetings of the Board of Trustees

During the fiscal year ended October 31, 2009, the Board of Trustees held twelve meetings.  During fiscal 2009, each incumbent member of the Board of Trustees attended at least 75% of the aggregate number of (i) meetings of the Board of Trustees, and (ii) meetings of the committees of the Board of Trustees on which he served.  John A. Aiello, Secretary and Executive Secretary of the Trust, attends meetings of the Board of Trustees and each of its committees in a non-voting capacity.

Trustee Attendance at Annual Meeting

The Trust encourages all of the Trustees to attend the Annual Meeting, and expects that all Trustees will attend the Annual Meeting absent a valid reason such as a scheduling conflict.  All of the Trustees attended the Annual Meeting of Shareholders held on April 7, 2009.

Committees of the Board of Trustees

The Board of Trustees has three standing committees: (i) the Executive Committee, (ii) the Nominating Committee, and (iii) the Audit Committee.  The Board of Trustees does not have a compensation committee.  The Board has determined that a separate compensation committee is not necessary, and accordingly, matters regarding compensation are acted upon by the full Board of Trustees.  The Board of Trustees believes that it is appropriate for the full Board to act on compensation matters inasmuch as there is a substantial number of disinterested Trustees to deliberate and act on such matters.  Any Trustee who is an Executive Officer does not participate in deliberations relating to, or vote upon, his own compensation.  Furthermore, the Board of Trustees meets with sufficient regularity to give the Board the opportunity to address compensation matters in a timely manner.

(a)           Executive Committee

The Executive Committee of the Board of Trustees is authorized to make policy and certain business decisions during any interval between meetings of the Board of Trustees.  All decisions of the Executive Committee are reported to the Board of Trustees on a regular basis.  During fiscal 2009, the members of the Executive Committee were, and currently are Messrs.  Robert S. Hekemian, Donald W. Barney, Herbert C. Klein, Esq., Ronald J. Artinian and Alan L. Aufzien. Mr. Hekemian is the Chairman of the Executive Committee.  The Executive Committee did not meet during fiscal 2009.

(b)           Nominating Committee

The Nominating Committee is authorized to identify, evaluate and recommend to the Board of Trustees prospective nominees for Trustee, periodically review the Trust’s governance guidelines and make recommendations to the Board of Trustees from time to time as to matters of governance.  The Nominating Committee also periodically reviews the performance of the Board of Trustees and its members and makes recommendations to the Board of Trustees on the number, function, and composition of the Board of Trustees and the committees of the Board of Trustees, and on the terms of the Trustees.  The Nominating Committee’s charter is available on the Trust’s website at www.freitnj.com under the “About FREIT” and “Corporate Governance” tabs.

The Nominating Committee reviews the qualifications of various persons to determine whether they might make good candidates for consideration for membership on the Board of Trustees, without a particular focus on diversity.  The Nominating Committee considers the nominee’s business judgment, skill and experience, the nominee’s understanding of the Trust’s business and industry and other related industries, the nominee’s integrity, reputation and independence, and such other factors as the Nominating Committee determines are relevant in light of the needs of the Board of Trustees and the Trust and its Shareholders.  With respect to any nominee up for re-election to the Board of Trustees, the Nominating Committee is authorized to consider the nominee’s performance on the Board of Trustees before nominating the Trustee for re-election at an annual meeting.  The Trust does not pay a fee to any third party to identify or assist in identifying or evaluating potential nominees.

The Nominating Committee will also consider candidates for Trustee recommended by the Shareholders.  The process by which a Shareholder may suggest a candidate to be nominated for election to the Board of Trustees can be found in the section of this Proxy Statement entitled “Shareholder Proposals and Recommendations for Nomination of Trustees.”  The Nominating Committee will apply the same criteria described above in reviewing and evaluating the qualifications of any candidate recommended by a Shareholder, provided that it remains in the sole discretion of the Nominating Committee whether any such potential nominee suggested by a Shareholder is recommended by the Nominating Committee to the Board of Trustees.

The current members of the Nominating Committee of the Board of Trustees are Robert S. Hekemian, Herbert C. Klein, Donald W. Barney and David F. McBride.  Although Messrs. Klein and McBride meet the requirements for independence set forth in the definition of “independent director” in the listing requirements of the National Association of Securities Dealers Automated Quotations (“NASDAQ”), Messrs. Hekemian and Barney are not considered independent under the NASDAQ definition of “independent director” since each of them is an Executive Officer of the Trust.  In fiscal 2009, the Nominating Committee acted by unanimous written consent to recommend to the Board of Trustees that each of Ronald J. Artinian and Alan L. Aufzien be nominated for re-election as Trustees at the Annual Meeting each to a three year term.  The Board of Trustees subsequently approved such nominees.

(c)           Audit Committee

The current members of the Audit Committee of the Board of Trustees are Ronald J. Artinian, Alan L. Aufzien and Herbert C. Klein.  Mr. Artinian is the Chairman of the Audit Committee.  Each of Mr. Artinian and Mr. Aufzien satisfies the audit committee qualifications under the NASDAQ listing requirements and is independent, as independence for audit committee members is defined in the NASDAQ listing requirements.  Although Mr. Klein meets the requirements for independence set forth in the NASDAQ definition of “independent director,” he does not meet the criteria for independence set forth in Exchange Act Rule 10A-3(b)(1) because the law firm of Nowell, Amoroso, Klein, Bierman, P.A., in which Mr. Klein is currently a partner, has received and will continue to receive legal fees from the Trust for legal services provided and to be provided to the Trust.  See the Section of this Proxy Statement entitled “Certain Relationships and Related Party Transactions.”  Accordingly, Mr. Klein does not satisfy the independence requirement for qualification as an audit committee member under the NASDAQ listing requirements.  The Board of Trustees has appointed Mr. Klein to the Audit Committee since the Board of Trustees believes that his background and experience and the valuable contributions that he makes to the Audit Committee sufficiently mitigate any concerns arising out of the fact that he does not satisfy the independence requirement of the audit committee qualifications under the NASDAQ listing requirements.

The Audit Committee held four meetings during fiscal 2009.  The Audit Committee selects the independent registered public accounting firm (the “Independent Auditors”) to audit the books and accounts of the Trust.  In addition, the Audit Committee reviews and pre-approves the scope and costs of all services (including non-audit services) provided by the Independent Auditors.  The Audit Committee also monitors the effectiveness of the audit effort and financial reporting and inquires into the adequacy of the Trust’s financial and operating controls.

Based on its review of the criteria of an Audit Committee Financial Expert under the rule adopted by the SEC, the Board of Trustees believes that the members of the Trust’s Audit Committee may not qualify as Audit Committee Financial Experts.

Each of Mr. Artinian, Mr. Aufzien and Mr. Klein has made significant contributions and provided valuable service to the Trust and its Shareholders as members of the Audit Committee.  The Board of Trustees believes that each of Mr. Artinian, Mr. Aufzien and Mr. Klein has demonstrated that he is capable of (i) understanding accounting principles generally accepted in the United States of America (“GAAP”), (ii) assessing the general application of GAAP principles in connection with the accounting for estimates, accruals and reserves, (iii) understanding financial statements and analyzing and evaluating the Trust’s financial statements, (iv) understanding internal controls and procedures for financial reporting, and (v) understanding audit committee functions, all of which are attributes of an Audit Committee Financial Expert under the rule adopted by the SEC.  Given the business experience and acumen of Mr. Artinian, Mr. Aufzien and Mr. Klein and their long standing service as members of the Board of Trustees and its various committees, including the Trust’s Audit Committee, the Board of Trustees believes that each of Mr. Artinian, Mr. Aufzien and Mr. Klein is qualified to carry out all duties and responsibilities of the Trust’s Audit Committee.

The Board of Trustees believes that one of its members, Donald W. Barney, would qualify as an Audit Committee Financial Expert.  Mr. Barney resigned from the Audit Committee in connection with his appointment to the office of Treasurer of the Trust and his assumption of the role of Chief Financial Officer of the Trust.  As Chief Financial Officer of the Trust, Mr. Barney has made and will continue to make the certifications required under the Sarbanes-Oxley Act of 2002 and the related rules adopted by the SEC with respect to (i) the Trust’s financial statements and other financial information included in periodic reports filed with the SEC, (ii) the Trust’s disclosure controls and procedures regarding the disclosure to the certifying officers of material information relating to the Trust, and (iii) the Trust’s internal controls and the adequacy of the design and operation of such internal controls.  As a certifying officer of the Trust, Mr. Barney will meet with and make reports to the Audit Committee with respect to the items which are the subject matter of his certifications.  The Board of Trustees believes that it is important to maintain independence between the Audit Committee and the certifying officers of the Trust, and that the significance and importance of maintaining such an independent relationship outweigh the importance of having a person who technically satisfies the definition of an Audit Committee Financial Expert serve on the Audit Committee.

At this time, the Board of Trustees does not believe that it is necessary to actively search for an outside person to serve on the Board of Trustees who would qualify as an Audit Committee Financial Expert.

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Trust filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Trust specifically incorporates this Report by reference therein.

The Audit Committee meets each quarter during the fiscal year with the Trust’s Independent Auditors and members of Hekemian & Co. and focuses on the following areas:

(1)	the adequacy of the Trust’s internal controls and financial reporting process and the reliability of its financial statements;

(2)	the independence and performance of the Trust’s Independent Auditors and the cooperation received by the Independent Auditors from Hekemian & Co; and

(3)	the Trust’s compliance with all legal and regulatory requirements with particular emphasis upon all disclosures made by the Trust in its quarterly and annual reports to the SEC.

The Audit Committee meets separately with Hekemian & Co. and the Trust’s Independent Auditors.  The Independent Auditors have unrestricted access to the Audit Committee.  The Independent Auditors make a quarterly report directly to the Audit Committee out of the presence of Hekemian & Co. concerning their functions as the Trust’s Independent Auditors.

The Board of Trustees has adopted a written charter setting out the audit related functions.  The Audit Committee’s charter is available on the Trust’s website at www.freitnj.com under the “About FREIT” and “Corporate Governance” tabs.  The Audit Committee reviews its charter on an annual basis and updates the charter as necessary.

Hekemian & Co. has primary responsibility for the Trust’s financial statements and the preparation of all financial statements and the maintenance of the Trust’s internal controls.

The Independent Auditors audit the annual financial statements prepared by Hekemian & Co., express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Trust in conformity with GAAP and discuss with the Audit Committee any issues they believe should be raised.

For fiscal 2009, the Audit Committee reviewed the Trust’s audited financial statements and met with both Hekemian & Co. and Eisner LLP to review all financial statements. Hekemian & Co. has represented to the Audit Committee that the financial statements were prepared in conformity with GAAP.

The Audit Committee has received from and discussed with Eisner LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees).  These items relate to that firm’s independence from the Trust.  The Audit Committee also discussed with Eisner LLP any matters required to be discussed by the statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Trustees that the Trust’s audited financial statements be included in the Trust’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009, for filing with the SEC.

Submitted by:	Ronald J. Artinian, Chairman
Alan L. Aufzien
Herbert C. Klein, Esq.

Corporate Governance

The Trust has a Code of Ethics that is applicable to all Trustees, officers and management employees of the Trust, including, without limitation, the Trust’s principal executive and senior financial officers.  The Audit Committee is charged with administering and interpreting the Code of Ethics.  The Code of Ethics is available on the Trust’s website at www.freitnj.com under the tabs “About FREIT” and “Corporate Governance.”

Robert S. Hekemian serves as both the Chairman of the Board and Chief Executive Officer of the Trust.  The Trust believes that the combination of these two roles is the optimal structure for the Chief Executive Officer to efficiently and effectively execute his duties and fulfill his responsibilities as the principal executive officer of the Trust and to keep the Board informed about matters affecting the Trust.  The Board of Trustees does not have a “lead” independent director.

The Audit Committee of the Board of Trustees is responsible for matters relating to risk oversight.  Among other things, the Audit Committee (i) reviews and assesses risk relative to insurance coverage for the Trust’s operating activity and financial investments, including the investment of liquid assets; (ii) evaluates the impact, if any, of changes in interest rates and energy prices and oversees actions taken to mitigate risk associated with fluctuations in interest rates and energy prices; (iii) conducts internal control reviews and reports any material issues raised in the course of such reviews; and (iv) reviews, with the Independent Auditors, internal controls on financial reporting.  The Audit Committee presents reports to the full Board of Trustees on a quarterly basis and reports any matters relative to risk oversight that require the attention or action of the full Board.

EXECUTIVE COMPENSATION

The following compensation discussion and analysis presents information regarding the compensation of our Chief Executive Officer and other Executive Officers for whom compensation is disclosed in the tables below.  Our executive compensation program and structure is established and overseen by the Board of Trustees.

Background

The full Board of Trustees determines the amounts of the annual executive officer, Trustee retainer and meeting fees paid to the Executive Officers and Trustees of the Trust. The Board of Trustees reviews the performance of the Trust and the contributions of each Executive Officer and the Trustees to the business of the Trust.

Compensation Objectives and Policies

The objective of the Trust’s executive compensation program is to assist the Trust in retaining and motivating skilled executives and employees by rewarding dedication, hard work and success.

The Trust does not maintain any employee benefit plans, other than the Equity Incentive Plan.  There are no employment contracts between the Trust and any of the Executive Officers, nor is there any compensatory plan or arrangement between the Trust and any of the Executive Officers pursuant to which an Executive Officer would receive payments as the result of his resignation or retirement as an Executive Officer, or any other event resulting in the termination of his relationship with the Trust as an Executive Officer, or as a result of a change in control of the Trust.  The Trust’s Equity Incentive Plan provides that in the event of (i) a “change in control,” as such term is defined in the Equity Incentive Plan, or (ii) a sale of all or substantially all of the assets of the Trust, other than a sale of assets to a subsidiary or other affiliated entity of the Trust, all outstanding options shall become exercisable (to the extent not already exercisable) immediately before or contemporaneously with the occurrence of such change in control or sale, and each outstanding restricted share award shall immediately become free of all restrictions, conditions and forfeiture provisions.  As of October 31, 2009, there were no unexercised options or restricted share awards outstanding.

Mr. Robert S. Hekemian, Chairman of the Board and Chief Executive Officer of the Trust, is Chairman of the Board and Chief Executive Officer of Hekemian & Co, the managing agent of the Trust.  Mr. Robert S. Hekemian, Jr., Trustee of the Trust, is the President and Chief Operating Officer of Hekemian & Co.  Pursuant to the terms of the Management Agreement by and between Hekemian & Co. and the Trust, Hekemian & Co. is entitled to receive a termination fee from the Trust under certain circumstances, including the non-renewal of the Management Agreement by the Trust, termination of the Management Agreement by the Trust without cause, or termination of the Management Agreement by the Trust following an acquisition of the Trust.  See the section of this Proxy Statement entitled “Certain Relationships, Related Party Transactions and Director Independence.”

Elements of the Executive Compensation Program

Other than the annual executive officer fees and the accrued interest thereon for such fees which have been deferred, and the grant of options under the Trust’s Equity Incentive Plan, the Trust has not made available or paid any compensation or benefits to its Executive Officers, whether it be in the form of bonus, long-term incentive compensation, perquisites, rights, warrants, convertible securities, performance units, performance shares or other similar instruments.

Fiscal 2009 Compensation

With respect to fees for the Executive Officers for the 2009 fiscal year, including with respect to both Mr. Hekemian in his capacity as Chairman of the Board and Chief Executive Officer, and Mr. Barney in his capacity as President, Treasurer and Chief Financial Officer, the Board of Trustees considered, among other things, fees paid by other real estate investment trusts, the duties and responsibilities of the Executive Officers and the value of the services provided by them, and the Trust’s operating results.  See “Fiscal 2009 Compensation: Trustees” for amounts payable to Mr. Hekemian and Mr. Barney for services in their capacities as Trustees.  For the 2009 fiscal year, the Board of Trustees determined that the compensation paid to its Executive Officers would remain the same as in the prior year.

Equity Compensation

The Board of Trustees approved the Equity Incentive Plan at its meeting on September 10, 1998, subject to approval by the Trust’s Shareholders.  The Shareholders of the Trust approved the Equity Incentive Plan at their annual meeting on April 7, 1999, and the Equity Incentive Plan became effective as of that date.  The general nature and purpose of the Equity Incentive Plan is to enhance the ability of the Trust to attract and retain the services of employees and other persons who have made or are expected to make significant contributions to the business of the Trust and its subsidiaries by providing such persons with an opportunity to acquire Shares of the Trust, or receive other stock-based awards.

The Board of Trustees administers the Equity Incentive Plan and may grant options, restricted share awards, and other share based awards under the Equity Incentive Plan to eligible participants.  In 1998, the Trust granted options to purchase Shares pursuant to the Equity Incentive Plan to certain eligible participants, including Executive Officers and Trustees of the Trust.  Since that time, no other grants have been made under the Equity Incentive Plan.

On February 15, 2007, the Board of Trustees approved, subject to Shareholder approval, (i) an amendment to the Equity Incentive Plan to increase the number of Shares of the Trust reserved for issuance thereunder by 300,000 Shares; and (ii) an amendment to the Equity Incentive Plan to extend the term of the Equity Incentive Plan, which would have expired on September 10, 2008, until September 10, 2018. The Shareholders approved such amendments at the annual meeting held on April 4, 2007.

No determinations have been made by the Board of Trustees with respect to the granting, if at all, of awards under the Equity Incentive Plan in the 2010 fiscal year.

Officers and/or Trustees Deferred Fee Plan

Effective November 1, 2000, the Board of Trustees adopted a deferred fee plan, which was amended and restated effective December 31, 2008 (the “Deferred Fee Plan”), for its Executive Officers and its Trustees.  Pursuant to the Deferred Fee Plan, any Executive Officer or Trustee may elect to defer receipt of any executive officer, Trustee retainer, meeting attendance, or property site inspection fee.  The Trust has agreed to pay any Executive Officer or Trustee, who elects to participate in the Deferred Fee Plan, interest on any deferred fees at the rate of 9% per annum, compounded quarterly.  Any such deferred fee and the interest accrued thereon shall be paid at either: (i) the retirement age specified by the Executive Officer or Trustee in the deferral election; or (ii) actual retirement of the Executive Officer or Trustee; or (iii) upon the earlier cessation of duties as an Executive Officer or Trustee of the Trust.  The Deferred Fee Plan provides that any such deferred fees will be paid in a lump sum or in annual installments over a period not to exceed 10 years, at the election of the Executive Officer or Trustee.  The Trust has not created and will not create a cash sinking fund for such deferred fees.  As a result, any Executive Officer or Trustee who elects to participate in the Deferred Fee Plan is an unsecured creditor of the Trust with respect to any such deferred fee.  As of October 31, 2009, approximately $2,848,000 of fees have been deferred, including accrued deferred interest of approximately $1,075,000.

Risk Management

The Board of Trustees does not believe that the Trust’s executive compensation program gives rise to any risks that are reasonably likely to have a material adverse effect on the Trust.  Executive Officers are compensated on a fixed salary basis and have not been awarded any bonuses or other compensation that might encourage the taking of unnecessary or excessive risks that threaten the long-term value of the Trust.  The Board has sought to align the interests of the Trustees and Executive Officers with the long-term interests of the Trust and the Shareholders though grants of stock options under the Equity Incentive Plan, thereby giving the Trustees and Executive Officers additional incentives to protect the long-term value of the Trust.

Compensation Committee Interlocks and Insider Participation

For the fiscal year ended October 31, 2009, the full Board of Trustees performed the functions of a board compensation committee.  Executive officers who served on the Board during fiscal 2009 were Mr. Robert S. Hekemian, Chairman of the Board and Chief Executive Officer, and Mr. Donald W. Barney, President, Treasurer and Chief Financial Officer.  No action was taken with respect to matters of compensation for the Chairman of the Board and Chief Executive Officer and the President, Treasurer and Chief Financial Officer for the fiscal year ended October 31, 2009, and the compensation paid to them remained the same as in the prior year.

Compensation Committee Report

The Board of Trustees has discussed and reviewed the foregoing Compensation Discussion and Analysis with management.  Based upon this review and discussion, the Board of Trustees has determined that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by:	Robert S. Hekemian, Chairman
	Alan L. Aufzien	Robert S. Hekemian, Jr.
	Ronald J. Artinian	Herbert C. Klein, Esq.
	Donald W. Barney	David F. McBride, Esq.

 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of all of the Executive Officers of the Trust as of October 31, 2007, October 31, 2008 and October 31, 2009 for services in all capacities to the Trust for the 2007, 2008 and 2009 fiscal years, respectively.  During the fiscal year ended October 31, 2009, Robert S. Hekemian served as Chairman of the Board and Chief Executive Officer of the Trust.  Mr. Hekemian devotes approximately 70% of his business activities to the Trust.  During the fiscal year ended October 31, 2009, Donald W. Barney served as President, Treasurer and Chief Financial Officer of the Trust.  Mr. Barney devotes approximately 15% of his business activities to the Trust.  During the fiscal year ended October 31, 2009, John A. Aiello, Esq. served as the Secretary and the Executive Secretary of the Trust.  Mr. Aiello devotes approximately 7% of his business activities to the Trust.  With respect to all compensation, the term “paid” shall mean actually paid or deferred.

Name and Principal Position (1)	Year	Salary ($)(2)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)	Total ($)
Robert S. Hekemian, Chairman of the Board and Chief Executive Officer	2009 2008 2007	$ 205,000 $ 205,000 $ 205,000	$ --- $ --- $ ---	$ --- $ --- $ ---	$ --- $ --- $ ---	$ --- $ --- $ ---	$ 30,356 $ 24,044 $ 17,732	$ 178,488(4) $ 149,790(4) $ 125,050(4)	$ 413,844 $ 378,834 $ 347,782
Donald W. Barney, President, Treasurer and Chief Financial Officer	2009 2008 2007	$ 50,000 $ 50,000 $ 50,000	$ --- $ --- $ ---	$ --- $ --- $ ---	$ --- $ --- $ ---	$ --- $ --- $ ---	$ 10,464 $ 8,432 $ 6,361	$ 71,135(5) $ 61,746(5) $ 54,691(5)	$ 131,599 $ 120,178 $ 111,052
John A. Aiello, Esq., Executive Secretary and Secretary	2009 2008 2007	$ 30,000 $ 30,000 $ 30,000	$ --- $ --- $ ---	$ --- $ --- $ ---	$ --- $ --- $ ---	$ --- $ --- $ ---	$ --- $ --- $ ---	$ 13,200(6) $ 12,800(6) $ 11,600(6)	$ 43,200 (7) $42,800 (7) $41,600 (7)
______________________________

(1)	Represents the positions held by each Executive Officer for the fiscal years ended October 31, 2009, October 31, 2008 and October 31, 2007.

(2)
Represents payment to the Executive Officers for their services as Executive Officers of the Trust.  With the exception of Mr. Aiello, the Executive Officers have elected to defer such amounts pursuant to the terms of the Deferred Fee Plan.  See “Compensation Discussion and Analysis - Deferred Fee Plan.”

(3)
Represents the interest rate spread due to the above-market accrued interest earned on deferred executive officer and other fees payable to the Executive Officer for service as an Executive Officer and Trustee in fiscal 2009, 2008 and 2007, but deferred at the election of the Executive Officer pursuant to the terms of the Deferred Fee Plan.  Above-market interest was calculated using a rate equal to 120% of the applicable federal long-term rate in effect in November 2000, the month in which the Deferred Fee Plan was established.  See “Compensation Discussion and Analysis - Deferred Fee Plan.”

(4)
Of these amounts, $101,620, $79,740 and $59,860 represent accrued interest earned on deferred executive officer fees payable to the Executive Officer for service as an Executive Officer in fiscal 2009, 2008 and 2007, respectively, but deferred at the election of the Executive Officer pursuant to the terms of the Deferred Fee Plan, pursuant to which payment of accrued interest is deferred until such time that the deferred executive officer fees are paid to the Executive Officer; $43,600, $43,200 and $44,400 represent annual retainer fees, meeting fees and other fees paid to the Executive Officer in fiscal 2009, 2008 and 2007, respectively, as consideration for his service on the Board of Trustees and, if applicable, its committees, but deferred at the election of the Executive Officer pursuant to the terms of the Deferred Fee Plan; $33,268, $26,850 and $20,790 represent accrued interest earned on deferred annual retainer fees, meeting fees and other fees payable to the Executive Officer in fiscal 2009, 2008 and 2007, respectively, for service on the Board of Trustees and, if applicable, its committees, but deferred at the election of the Executive Officer pursuant to the terms of the Deferred Fee Plan.  See “Compensation Discussion and Analysis - Deferred Fee Plan.”

(5)
Of this amount, $21,343, $16,608 and $12,161 represent accrued interest earned on deferred executive officer fees payable to the Executive Officer for service as an Executive Officer in fiscal 2009, 2008 and 2007, respectively, but deferred at the election of the Executive Officer pursuant to the terms of the Deferred Fee Plan, pursuant to which payment of accrued interest is deferred until such time that the deferred executive officer fees are paid to the Executive Officer; $25,000, $24,600 and $25,801 represent annual retainer fees, meeting fees and other fees paid to the Executive Officer in fiscal 2009, 2008 and 2007, respectively, as consideration for his service on the Board of Trustees and, if applicable, its committees, but deferred at the election of the Executive Officer pursuant to the terms of the Deferred Fee Plan; $24,792, $20,538 and $16,729 represent accrued interest earned on deferred annual retainer fees, meeting fees and other fees payable to the Executive Officer in fiscal 2009, 2008 and 2007, respectively, for service on the Board of Trustees and, if applicable, its committees, but deferred at the election of the Executive Officer pursuant to the terms of the Deferred Fee Plan.  See “Compensation Discussion and Analysis - Deferred Fee Plan.”

(6)
During each of the fiscal years ended October 31, 2009, 2008 and 2007, the Executive Secretary was entitled to receive (i) meeting attendance fees in the amount of $800 for each meeting of the Board of Trustees and its committees attended, $400 for each meeting participated in by teleconference; and (ii) property site inspection fees in the amount of $800 for each site inspection attended and reimbursement of all reasonable and verified out-of-pocket expenses incurred in connection with the site visit.

(7)
Mr. Aiello is an officer and shareholder in the law firm of Giordano, Halleran & Ciesla, P.C.  During fiscal 2009, 2008 and 2007, Mr. Aiello paid to the law firm the retainer and meeting fees which he received in connection with his services as Secretary and Executive Secretary of the Trust during fiscal 2009, 2008 and 2007.

The following table sets forth information concerning the compensation of the Executive Officers of the Trust which was deferred pursuant to the Deferred Fee Plan, described under Compensation Discussion and Analysis above, for the fiscal year ended October 31, 2009:

FISCAL 2009 NONQUALIFIED DEFERRED COMPENSATION

Name (1)	(a) (2) Executive Contributions in Last FY ($)		(b) (2) Registrant Contributions in Last FY ($)		(c) Aggregate Earnings in Last FY ($)		(d) Aggregate Withdrawals/ Distributions ($)		(e) (2) Aggregate Balance at Last FYE ($)
Robert S. Hekemian		$248,600	$	---		$165,245	$	---		$2,096,119
Donald W. Barney		$75,000	$	---		$56,599	$	---		$711,942
John A. Aiello, Esq.	$	---	$	---	$	---	$	---	$	---

(1)
Effective November 1, 2000, the Board of Trustees adopted the Deferred Fee Plan for its Executive Officers and its Trustees.  The Deferred Fee Plan was amended and restated on December 30, 2008, effective as of December 31, 2008.  Pursuant to the Deferred Fee Plan, any Executive Officer or Trustee may elect to defer receipt of any executive officer, Trustee retainer, meeting attendance, or property site inspection fee.

(2)
All amounts reported in columns (a) and (b) are reported as compensation to the named executive officer in the fiscal year ended October 31, 2009 in the Summary Compensation Table above.  All amounts reported in column (e) have been previously reported as compensation to the named executive officer in the Summary Compensation Table for previous years.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding stock options or other equity compensation awards held by Executive Officers as of October 31, 2009.

Fiscal 2009 Option Exercises and Stock Vested

There were no exercises of stock options or vesting of stock held by Executive Officers in the fiscal year ended October 31, 2009.

Securities Authorized for Issuance under Equity Compensation Plans

The number of stock options outstanding under the Equity Incentive Plan, the weighted-average exercise price of the outstanding options, and the number of securities remaining available for issuance, as of October 31, 2009, were as follows:

EQUITY COMPENSATION PLAN TABLE

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)(2)	---	---	466,000
Equity compensation plans not approved by security holders	---	---	---
Total	---	---	466,000

(1)	The Trust currently has no equity compensation plans other than the Equity Incentive Plan described herein.

(2)	The amounts have been adjusted, as appropriate, to take into account the October 2001 and March 2004 share splits.

Grants of Plan Based Awards

No awards were made to the Executive Officers or any other participants under the Equity Incentive Plan during the fiscal year ended October 31, 2009.

Fiscal 2009 Compensation: Trustees

During the fiscal year ended October 31, 2009, each Trustee, including every such Trustee who also served as an Executive Officer of the Trust, was entitled to receive an annual retainer fee in the amount of $15,000.  The Trustees were also entitled to receive meeting attendance fees in the amount of $800 for each meeting of the Board of Trustees and its committees attended and $400 for each meeting participated in by teleconference.  The Chairman of the Board, for each Board of Trustees meeting attended, and the chairman of each committee of the Board of Trustees, for each committee meeting attended, were entitled to receive meeting attendance fees of $1,100.  In addition, the Chairman of the Audit Committee was entitled to receive an annual retainer fee in the amount of $10,000.  The Trustees were also entitled to receive property site inspection fees in the amount of $800 for each site inspection attended, plus the reimbursement of all reasonable and verified out-of-pocket expenses incurred in connection with the site visit.  The Trustees are entitled to defer all or any part of their retainer, meeting and property site inspection fees pursuant to the terms of the Deferred Fee Plan.  See “Compensation Discussion and Analysis – Deferred Fee Plan.”

For the fiscal year ended October 31, 2009, the Trustees were paid or elected to defer annual retainer fees, meeting attendance fees, site inspection fees and accrued interest in an aggregate amount of $776,826 as consideration for their services to the Board of Trustees and its committees.

FISCAL 2009 TRUSTEE COMPENSATION
Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)	Total ($)
Herbert C. Klein, Esq.	$45,833	$--	$--	$--	$4,253	$--	$50,086
Ronald J. Artinian	$63,784	$--	$--	$--	$9,104	$--	$72,888
Alan L. Aufzien	$49,454	$--	$--	$--	$4,901	$--	$54,355
David F. McBride, Esq.	$27,781	$--	$--	$--	$791	$--	$28,572
Robert S. Hekemian, Jr.	$28,004	$--	$--	$--	$848	$--	$28,852

(1)	See the Summary Compensation Table above for information regarding compensation paid to each of Robert S. Hekemian and Donald W. Barney in connection with his membership on the Board of Trustees.

(2)
Represents the interest rate spread due to the above-market accrued interest earned on deferred fees payable to the Trustee for service as a Trustee in fiscal 2009, but deferred at the election of the Trustee pursuant to the terms of the Deferred Fee Plan.  Above-market interest was calculated using a rate equal to 120% of the applicable federal long-term rate in effect in November 2000, the month in which the Deferred Fee Plan was established.  See “Compensation Discussion and Analysis – Officers and/or Trustees Deferred Fee Plan.”

Performance Graph

The graph below compares the cumulative total return on the Shares for the period covering the five fiscal years ended October 31, 2009 with the performance of the Russell 2000 Index and the FTSE NAREIT Equity REIT Index.  The graph assumes that $100 was invested on October 31, 2004 in the Trust’s Shares, the Russell 2000 Index, and the FTSE NAREIT Equity REIT Index, and that all dividends were reinvested.  The closing price used in the analysis for the performance graph below is $17.20 per share at October 31, 2009.

	Cumulative Total Return
	10/04	10/05	10/06	10/07	10/08	10/09

First Real Estate Investment Trust of New Jersey	100.00	148.54	113.62	115.68	108.25	100.23
Russell 2000	100.00	112.08	134.47	146.94	96.74	102.99
FTSE NAREIT Equity REITs	100.00	117.95	160.84	161.76	97.13	97.19

Certain Relationships and Related Party Transactions; Director Independence

Of the seven members of the Board of Trustees, Ronald J. Artinian, Alan L. Aufzien and David F. McBride qualify as “independent directors” in accordance with the applicable NASDAQ and SEC rules.  The independence of the Trustees serving on committees of the Board of Trustees is discussed elsewhere in this proxy statement.

The Board of Trustees has adopted a written charter for the Audit Committee (see “Audit Committee Report”) whereby the Audit Committee oversees and evaluates all related party transactions proposed to be entered into by the Trust.  In addition, the Trust’s Declaration of Trust, as amended, contains procedures in the event of any proposed purchase or sale of any properties between the Trust and any Trustee, officer of the Trust or any firm, partnership or corporation in which such Trustee or officer has or may have an interest.  Further, the Trust has adopted a Code of Ethics applicable to all Trustees, officers and management employees of the Trust (see “Corporate Governance”), which Code of Ethics promotes the honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

Robert S. Hekemian, Chairman of the Board and Chief Executive Officer of the Trust, and his sons, Robert S. Hekemian, Jr., Trustee of the Trust, Bryan S. Hekemian and David B. Hekemian, are the sole shareholders of Hekemian and Co.  Robert S. Hekemian holds a 0.2% interest in Hekemian & Co. and Robert S. Hekemian, Jr. holds a 33.3% interest in Hekemian & Co.  The balance of the interests in Hekemian & Co. are held by Bryan Hekemian and David Hekemian.  Robert S. Hekemian is currently the Chairman of the Board and Chief Executive Officer of Hekemian & Co.  Each of Robert S. Hekemian’s sons and his brother-in-law are also officers of Hekemian & Co. and serve in the positions set forth opposite their names.

Robert S. Hekemian, Jr. (son) - President and Chief Operating Officer

Bryan S. Hekemian (son) - Vice President and Secretary

David B. Hekemian (son) - Vice President and Treasurer

Serge Krikorian (brother-in-law) - Vice President-Insurance Department

On April 10, 2002, the Trust and Hekemian & Co. entered into a new Management Agreement, effective as of November 1, 2001, replacing the Management Agreement dated December 20, 1961, as extended.  The term of the Management Agreement was automatically renewed as of November 1, 2009 for a two-year period, which will expire on October 31, 2011.  The term of the Management Agreement automatically renews for periods of two years unless either party gives not less than six months prior notice to the other of non-renewal.  The Trust may terminate the Management Agreement (i) without cause upon one year’s prior written notice, (ii) for cause if Hekemian & Co. has not cured an event of default within 30 days of receipt of notice of termination from the Trust, or (iii) in the event of an acquisition of the Trust where the Trust ceases to effectively exist as an operating entity.  The Management Agreement provides for a termination fee in the event of a termination by the Trust without cause or following an acquisition of the Trust.

Under the Management Agreement, Hekemian & Co. serves as Managing Agent for the Trust and the Trust’s properties which the Trust owned on November 1, 2001.  The Trust may retain Hekemian & Co. or other managing agents to manage its properties acquired after November 1, 2001 and to perform various other duties such as sales, acquisitions, and development with respect to any or all of the Trust’s properties.  However, Hekemian & Co. currently manages all properties owned by the Trust or any subsidiary or affiliate of the Trust, except for the Rotunda, a mixed use (office/retail) property located in Baltimore, Maryland which was acquired in July 2005 by Grande Rotunda, LLC (“Grande Rotunda”), a limited liability company in which the Trust owns a 60% equity interest.  Hekemian & Co. is not the exclusive advisor for the Trust to locate and recommend to the Trust investments deemed suitable for the Trust, and it is not required to offer potential acquisition properties exclusively to the Trust before acquiring those properties for Hekemian & Co.’s own account or for others, including shareholders and employees of Hekemian & Co.

The Trust retained Hekemian & Co. to manage the Preakness Shopping Center which was acquired on November 1, 2002 by WaynePSC, LLC (“WaynePSC”), a limited liability company in which the Trust owns a 40% membership interest, and the Damascus Shopping Center which was acquired on July 31, 2003 by Damascus Centre, LLC (“Damascus Centre”), a limited liability company in which the Trust owns a 70% equity interest.  In fiscal 2004, the Trust retained Hekemian & Co. to manage The Pierre Towers, an apartment complex acquired on April 15, 2004 by S And A Commercial Associates Limited Partnership (“S&A”), a limited partnership in which the Trust owns a 65% equity interest.  In fiscal 2005, the Trust retained Hekemian & Co to provide supervisory and management services to Grande Rotunda, although the Trust did not retain Hekemian & Co. to manage the Rotunda property.

Pursuant to the terms of the Management Agreement, the Trust pays Hekemian & Co. certain basic management fees, mortgage fees, administrative fees, other miscellaneous fees and leasing commissions as compensation for its services.  The Management Agreement includes a detailed schedule of such fees and commissions for those services which the Managing Agent may be called upon to perform.  During the fiscal year ended October 31, 2009, the Trust paid or accrued to Hekemian & Co. management fees in the approximate aggregate amount of $2,249,000, which includes the management fees described in more detail below, and leasing fees in the approximate aggregate amount of $176,072.

The Trust also uses the resources of Hekemian & Co.’s insurance department to secure insurance coverage for its properties and subsidiaries.  Hekemian & Co. is paid a commission for these services, which amounted to approximately $110,000 in fiscal 2009.

During the fourth quarter of fiscal 2007, the Board of Trustees approved development fee arrangements for supervising the Rotunda and Damascus Center redevelopment projects and the South Brunswick development project.  These development fees payable to Hekemian & Co., or an affiliate of Hekemian & Co., in connection with these projects are as follows: the Rotunda, owned by Grande Rotunda, 6.375% of development costs of up $136,000,000; Damascus, owned by Damascus Centre, 7% of development costs of up to $17,328,000; and South Brunswick, 7% of development costs of up to $21,000,000.  Such development costs may be modified should the Board of Trustees approve a change in the scope of any of these projects.  Hekemian Development Resources, LLC, a wholly-owned subsidiary of Hekemian & Co. (“Hekemian Resources”), entered into Agency Agreements with each of Grande Rotunda and Damascus Centre for the performance of management services pursuant to the fee arrangements described above in connection with the Rotunda and Damascus Center redevelopment projects on December 10, 2009 and August 13, 2008, respectively.  The Trust incurred fees to Hekemian Resources of $2,000,000 and $226,769 for development activities at the Rotunda and Damascus Center, respectively, during the fiscal year ended October 31, 2009.  Subsequent to October 31, 2009 and upon execution of the Agency Agreement between Grande Rotunda and Hekemian Resources, Grande Rotunda paid to Hekemian Resources the sum of $3,000,000 for services rendered or to be rendered by Hekemian Resources, including obtaining approvals from governmental authorities, the coordination of architectural, engineering and legal services necessary to obtain governmental approvals and building permits, and services rendered prior to the execution of the agreement in connection with the Rotunda redevelopment project.  All of the aforementioned paid fees have been capitalized and are included in “Construction in Progress” on the Trust’s Consolidated Balance Sheet as of October 31, 2009, filed with the Trust’s annual report on Form 10-K.  The development fee arrangement with respect to the South Brunswick property is subject to the execution of a definitive contract, which has not yet been finalized and approved.

From time to time, the Trust engages Hekemian & Co. to provide certain additional services, such as consulting services related to development and financing activities of the Trust.  Separate fee arrangements are negotiated between the Trust and Hekemian & Co. with respect to such services.  The Trust also reimburses Hekemian & Co. for the salaries, payroll taxes, insurance costs and certain other costs of personnel employed at the Trust’s properties by Hekemian & Co. on behalf of the Trust.

The Trust’s investments in real estate may be in the form of wholly owned fee interests or, if the circumstances warrant, joint venture interests.  From time to time, in order to diversify risk, rather than acquire wholly owned fee interests in real estate, the Trust will invest in a joint venture with other parties and the joint venture will acquire the real estate.  The Trust has invested in joint ventures with employees and affiliates of Hekemian & Co. and Trustees of the Trust.  To the extent that the Trust invests in real estate requiring development and potentially more risk in order to reach its investment objectives, it may make such investments on a joint venture basis in order to diversify risk.

The Trust owns a 60% equity interest in and is the managing member of Grande Rotunda.  Rotunda 100, LLC, a New Jersey limited liability company (“Rotunda 100”), owns a 40% interest in Grande Rotunda.  Robert S. Hekemian and members of his immediate family, including Robert S. Hekemian, Jr., a Trustee of the Trust, and other employees of Hekemian & Co. have majority managing control in Rotunda 100.  In July 2005, Grande Rotunda completed the acquisition of the Rotunda for a purchase price of approximately $31 million (inclusive of transaction costs), which was financed in part from an acquisition loan in the amount of $22.5 million, and the balance of which was contributed in cash by the members of Grande Rotunda in proportion to their membership interests.  As an incentive to the employees of Hekemian & Co. to identify and provide real estate investment opportunities for the Trust, the Trust agreed to advance to the employees of Hekemian & Co. who are members of Rotunda 100 (including Robert S. Hekemian, Jr. and certain other members of the immediate family of Robert S. Hekemian), 50% of the amount of the equity capital required to be contributed by them to Rotunda 100 in connection with the acquisition and operation of the Rotunda.  The Trust has loaned an aggregate amount of approximately $1.9 million to those Hekemian & Co. employees (including approximately $1.7 million to Robert S. Hekemian, Jr., a Trustee of the Trust, and

certain other members of the immediate family of Robert S. Hekemian) with respect to their equity capital contributions (the “Rotunda Notes”).  These loans bear interest that floats at 225 basis points over the ninety (90) day London Interbank Offered Rate (“LIBOR”), as adjusted each November 1, February 1, May 1 and August 1.  Interest only payments are required to be made quarterly.  No principal payments are required during the term of the Rotunda Notes, except that the borrowers are required to pay to the Trust all refinancing proceeds and other cash flow they receive from their interests in Grande Rotunda.  These payments shall be applied first to accrued and unpaid interest and then any outstanding principal.  The Rotunda Notes mature at the earlier of (a) ten (10) years after issue, on June 19, 2015, or, (b) at the election of the Trust, ninety (90) days after the borrower terminates employment with Hekemian & Co., at which time all outstanding unpaid principal is due.  The loans are secured by such employees’ membership interests in Rotunda 100. On May 8, 2008, the Board of Trustees approved amendments to the existing loan agreements with the Hekemian & Co. employees to increase the aggregate amount that the Trust may advance to such Hekemian & Co. employees to $4 million. During the fiscal year ended October 31, 2009, accrued and unpaid interest under the notes aggregated approximately $80,000.  At October 31, 2009, the outstanding principal balance on the Rotunda Notes was $1,872,000.

The Trust owns a 70% membership interest in Damascus Centre, which is the owner of the Damascus Shopping Center.  During fiscal 2005, the Trust’s Board, in order to incentivize employees of Hekemian & Co., authorized an investor group, comprised principally of Hekemian employees (including Robert S. Hekemian, Robert S. Hekemian, Jr. and certain other members of the immediate family of Robert S. Hekemian) (the “Hekemian Group”), to acquire a 30% equity interest in Damascus Centre through Damascus 100, LLC (“Damascus 100”).  The sale of an equity interest in Damascus Centre to Damascus 100 was completed on October 31, 2006, at a sales price of $3,224,000, of which the Trust financed approximately $1,451,000.  The Trust agreed to advance to the Hekemian Group up to 50% of the amount of the equity purchase price required to be paid by them (including approximately $1.3 million to Robert S. Hekemian, Jr., a Trustee of the Trust, and certain other members of the immediate family of Robert S. Hekemian) (the “Damascus Notes”).  These advances are in the form of secured loans that bear interest that floats at 225 basis points over the ninety (90) day LIBOR rate, as adjusted each November 1, February 1, May 1 and August 1. Interest only payments are required to be made quarterly.  No principal payments are required during the term of the Damascus Notes, except that the borrowers are required to pay to the Trust all refinancing proceeds and other cash flow they receive from their interests in Damascus Centre.  These payments shall be applied first to accrued and unpaid interest and then any outstanding principal.  The Damascus Notes mature at the earlier of (a) ten (10) years after issue, on September 30, 2016,  or, (b) at the election of the Trust, ninety (90) days after the borrower terminates employment with Hekemian & Co., at which time all outstanding unpaid principal is due.  The loans are secured by such employees’ membership interests in Damascus 100.  During the fiscal year ended October 31, 2009, accrued and unpaid interest under the notes aggregated approximately $62,000.  At October 31, 2009, the outstanding principal balance on the Damascus Notes was $1,451,000.  Damascus Centre paid Hekemian & Co. $52,000 in management fees during fiscal 2009, which is included in the $2,249,000 mentioned above.

The Trust owns a 40% membership interest in Westwood Hills, LLC (“Westwood Hills”), which is the owner of a 210-unit residential apartment complex in Westwood, New Jersey.  In addition, certain Trustees (Robert S. Hekemian, Donald W. Barney, Herbert C. Klein,

Esq., Ronald J. Artinian and Robert S. Hekemian, Jr.) and members of the immediate families of certain Trustees (Robert S. Hekemian and Herbert C. Klein, Esq.) beneficially own 35% of the membership interests in Westwood Hills.  Pursuant to the terms of an operating agreement, the Trust is the Managing Member of Westwood Hills.  Hekemian & Co. currently serves as the Managing Agent for Westwood Hills.  During the fiscal year ended October 31, 2009, Westwood Hills paid Hekemian & Co. $177,000 in management fees, which is included in the $2,249,000 mentioned above.

The Trust owns a 40% equity interest in WaynePSC.  H-TPKE, LLC (“H-TPKE”), a New Jersey limited liability company, acquired a 60% equity interest in WaynePSC.  Robert S. Hekemian and members of his immediate family, including Robert S. Hekemian, Jr., a Trustee of the Trust, who are also officers of Hekemian & Co., and other employees of Hekemian & Co. control approximately 73% of the membership interests in H-TPKE.  The Trust is the Managing Member of WaynePSC.  WaynePSC owns a 323,000 +/- sq. ft. community shopping center located in Wayne, New Jersey, known as the Preakness Shopping Center.  Hekemian & Co. is the Managing Agent for the Preakness Shopping Center.  During the fiscal year ended October 31, 2009, WaynePSC paid Hekemian & Co. an annual property management fee in the approximate amount of $235,000, which is included in the $2,249,000 mentioned above, and leasing fees in the amount of $49,000.

The Trust owns a 65% equity interest in and is the managing and general partner of S&A.  The remaining 35% of equity interests in S&A are owned by Robert S. Hekemian and members of his immediate family, including Robert S. Hekemian, Jr., a Trustee of the Trust, who are also officers of Hekemian & Co. and by other employees of Hekemian & Co. and/or affiliates of Hekemian & Co.  The Trust, in accordance with its investment policy, allowed the minority owners of S&A to make a cash contribution to S&A of approximately $1.3 million that increased their ownership interest in S&A from approximately 25% to 35%.  This additional investment, which approximates market value, was made in February 2005. On April 15, 2004, S&A purchased The Pierre Towers, a residential apartment complex located in Hackensack, New Jersey.  During the fiscal year ended October 31, 2009, Pierre Towers, LLC on behalf of S&A paid Hekemian & Co. management fees in the amount of $294,000, which is included in the $2,249,000 mentioned above.

The law firm of Nowell Amoroso Klein Bierman, P.A. was retained by the Trust during fiscal 2009 to furnish legal services and received $18,000 in legal fees from the Trust for its services.  Mr. Klein, a Trustee, is a partner in the law firm.

The law firm of Giordano, Halleran & Ciesla, P.C. was retained by the Trust during fiscal 2009 to furnish legal services.  Mr. Aiello, an Executive Officer of the Trust, is an officer and shareholder in the law firm.  During fiscal 2009, Giordano, Halleran & Ciesla, P.C. received $101,400 in fees from the Trust for its services.  In addition, Mr. Aiello paid to the law firm the amount of $43,200, representing retainer and meeting fees, which Mr. Aiello received in connection with his services as Secretary and Executive Secretary of the Trust during fiscal 2009.

OTHER MATTERS

The Board of Trustees does not know of any other business which will be presented for consideration at the Annual Meeting.  Except as the Board of Trustees may otherwise permit, only the business set forth and discussed in the Notice of Meeting and this Proxy Statement may be acted on at the Annual Meeting.  If any other business incident to the Annual Meeting is properly presented at the Annual Meeting, or any adjournment thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

RELATIONSHIP WITH INDEPENDENT AUDITORS

The Audit Committee makes the selection of the Independent Auditors for the Trust.  Eisner LLP has served as the Trust’s independent registered public accounting firm for fiscal 2008 and 2009, and has been selected by the Audit Committee to serve as the Trust’s independent registered public accounting firm for fiscal 2010.  All audit and non-audit services provided by the Trust’s independent registered public accounting firm and the fees associated therewith are pre-approved by the Audit Committee in accordance with the written charter of the Audit Committee adopted by the Board of Trustees.  The Audit Committee gives due consideration to the potential impact of all non-audit services on auditor independence.  The engagement of Eisner LLP, which was pre-approved by the Audit Committee, did not make use of the de minimis exception for pre-approval contained in the rules of the SEC which permit limited engagements for non-audit services involving amounts under a specified threshold.

In accord with Independent Standard Board Standards No. 1 (Independence Discussion with Audit Committees) the Trust received a letter and verbal communication from Eisner LLP that it knows of no state of facts which would impair its status as the Trust’s Independent Auditors.  The Audit Committee has considered whether the non-audit services provided by Eisner LLP are compatible with maintaining its independence and has determined that the nature and substance of any such limited non-audit services have not impaired Eisner LLP’s status as the Trust’s Independent Auditors.

Audit Fees

Audit fees billed by Eisner LLP to the Trust totaled $351,000 and $319,000, respectively, for fiscal 2009 and 2008, for professional services rendered in connection with audit services rendered to the Trust during such fiscal years.

Audit-Related Fees

Eisner LLP did not bill the Trust for any audit related services during fiscal 2009 and 2008.

Tax Fees

Eisner LLP billed the Trust $25,000 for the preparation of the Trust’s 2008 tax return during fiscal 2009, and $13,000 for other tax related services.  Eisner LLP billed the Trust $31,000 for the preparation of the Trust’s 2007 tax return during fiscal 2008.

All Other Fees

Eisner LLP did not bill the Trust for any other services during fiscal 2009 or fiscal 2008.

Presence at Annual Meeting

Representatives of Eisner LLP will be present at the Annual Meeting and will have an opportunity to make a statement if the representatives desire to do so and will be available to respond to appropriate questions.

ANNUAL REPORT

The Annual Report to Shareholders (the “Annual Report”) for the fiscal year ended October 31, 2009 accompanies this Proxy Statement.  The Trust’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009, which the Trust has filed with the SEC, is included in the Annual Report, excluding exhibits.  Eisner LLP has audited the financial statements of the Trust for the fiscal year ended October 31, 2009, which financial statements are contained in the Annual Report.  Such Annual Report, including the audited financial statements contained therein, is not incorporated in this Proxy Statement and is not deemed to be part of the proxy soliciting material.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Trust’s Executive Officers and Trustees, and persons who own more than 10% of the Shares, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.  Executive Officers, Trustees and greater than 10% Shareholders are required by SEC regulation to furnish the Trust with copies of all Forms 3, 4 and 5 they file.

Based solely on the Trust’s review of the copies of such forms it has received, the Trust believes that all of its Trustees, Executive Officers and greater than 10% Shareholders complied with all filing requirements applicable to them with respect to reports required to be filed by Section 16(a) of the Exchange Act during fiscal 2009, except for a Form 5 for Robert S. Hekemian, Jr., which has been filed with the SEC.

SHAREHOLDER COMMUNICATIONS WITH TRUSTEES

The Board of Trustees has adopted a formal process to be followed by those Shareholders who wish to communicate directly with the Board of Trustees or any individual Trustee, or group of Trustees of the Trust.  A Shareholder can contact the Board of Trustees or any individual Trustee or group of Trustees, by sending a written communication to:  The Board of Trustees, or any specifically identified Trustee(s), First Real Estate Investment Trust of New Jersey, c/o Secretary, 505 Main Street, P.O. Box 667, Hackensack, New Jersey 07602.  A Shareholder’s letter should also indicate that he or she is a Shareholder of the Trust.  Any such communication received by the Secretary of the Trust will be distributed to the Board of Trustees, or a member or members thereof, as appropriate depending on the facts and circumstances described in the communication received.  If a Shareholder communication is addressed to one or more Trustees, but not the entire Board of Trustees, the Secretary of the Trust shall notify any Trustees to whom such communication was not addressed that such communication was received and shall provide a copy of such communication upon request.  Communications which are primarily commercial in nature, or related to an improper or irrelevant topic, will not be forwarded to the Board of Trustees or any Trustee.  If the Secretary of the Trust believes that the management of the Trust can adequately handle the Shareholder’s inquiry or request, the Secretary will forward such communication to the appropriate person(s).  At each meeting of the Board of Trustees, a summary of all communications received since the last Board of Trustees’ meeting which the Secretary elected not to forward to the Board of Trustees or a Trustee(s) shall be presented, and all such communications shall be made available to the Trustees upon request.

SHAREHOLDER PROPOSALS AND RECOMMENDATIONS
FOR NOMINATION OF TRUSTEES

Shareholder proposals for presentation at the Trust’s 2011 Annual Meeting of Shareholders must be received by the Trust at its principal executive offices for inclusion in its proxy statement and form of proxy relating to that meeting no later than October 31, 2010.  A Shareholder wishing to submit a proposal should write to the Trust’s Secretary and include a detailed description of such proposal.  The Nominating Committee or the Board of Trustees will also consider candidates for nomination as Trustees who are recommended by one or more Shareholders applying the same criteria for nominees described in the section of this Proxy Statement entitled “Committees of the Board of Trustees – Nominating Committee.”  A Shareholder who wishes to suggest a candidate for nomination as a Trustee should write to the Trust’s Secretary and include the following information:  (1) the name and contact information for the candidate; (2) a statement of the candidate’s business experience and educational background; (3) a detailed description describing any relationship between the candidate and the proposing Shareholder; (4) a statement by the Shareholder explaining why he or she believes that the candidate is qualified to serve on the Board of Trustees and how his or her service would benefit the Trust and its Shareholders; and (5) a statement that the candidate is willing to be considered and willing to serve as a Trustee of the Trust if nominated and elected.  A Shareholder wishing to suggest to the Nominating Committee a candidate for election at the Trust’s 2011 Annual Meeting of Shareholders must submit the required information to the Trust and such information must be received by the Trust no later than October 31, 2010.

THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE NOMINEES, RONALD J. ARTINIAN AND ALAN L. AUFZIEN, FOR THREE-YEAR TERMS TO THE BOARD OF TRUSTEES.

THIS PROXY STATEMENT AND THE ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE ON THE TRUST’S WEBSITE AT WWW.FREITNJ.COM UNDER THE “INVESTOR RELATIONS” TAB AND THE “PROXY MATERIALS” AND “ANNUAL REPORTS” TABS.  REQUESTS FOR DIRECTIONS TO ATTEND THE ANNUAL MEETING IN PERSON SHOULD BE DIRECTED TO SHAREHOLDER RELATIONS, FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, 505 MAIN STREET, P.O. BOX 667, HACKENSACK, NEW JERSEY 07602.

ON WRITTEN REQUEST, THE TRUST WILL PROVIDE WITHOUT CHARGE TO EACH RECORD OR BENEFICIAL HOLDER OF SHARES OF BENEFICIAL INTEREST IN THE TRUST, A COPY OF THE TRUST’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED OCTOBER 31, 2009, AS FILED WITH THE SEC.  REQUESTS SHOULD BE ADDRESSED TO SHAREHOLDER RELATIONS, FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, 505 MAIN STREET, P.O. BOX 667, HACKENSACK, NEW JERSEY 07602.  IT SHOULD BE NOTED THAT A COPY OF THE ANNUAL REPORT ON FORM 10-K IS INCLUDED WITH THE ANNUAL REPORT TO SHAREHOLDERS WHICH ACCOMPANIES THIS PROXY STATEMENT.

ALL SHAREHOLDERS ARE URGED TO MARK, SIGN, DATE AND SEND THEIR PROXIES WITHOUT DELAY TO REGISTRAR AND TRANSFER COMPANY, 10 COMMERCE DRIVE, CRANFORD, NEW JERSEY 07016.  PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

JOHN A. AIELLO
Secretary

February 26, 2010

REVOCABLE PROXY

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

|X| PLEASE MARK VOTES AS IN THIS EXAMPLE

Annual Meeting of Holders of Shares of  Beneficial Interest

April 7, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES.  The undersigned hereby nominates and appoints Robert S. Hekemian and John A. Aiello, Esq. and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote with respect to all of the shares, representing beneficial interests, of FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY (the “Trust”) standing in the name of the undersigned at the close of business on February 17, 2010, at the annual meeting of holders of shares of beneficial interest to be held at the Trust’s headquarters, 505 Main Street, Hackensack, New Jersey 07602, on April 7, 2010 at 7:30 p.m., and at any and all adjournments or postponements thereof, with all powers that the undersigned would possess if personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated hereon.

1.           ELECTION OF TRUSTEE:

Ronald J. Artinian for a three (3) year term	For ☐	Withhold ☐
Alan L. Aufzien for a three (3) year term	For ☐	Withhold ☐

2.           In their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.  The shares represented by this Proxy will be voted in the manner directed, and, if no instructions to the contrary are indicated, will be voted FOR the election of the nominees indicated on this Proxy.

IMPORTANT:  Please sign exactly as your name appears.  When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title.  If signer is a corporation, please sign the full corporate name by a duly authorized officer.  Joint owners should each sign.

Shareholder sign above

 Co-holder (if any) sign above

Please be sure to sign and date this Proxy in the box below

Date:  _______________, 2010

Detach above card, sign, date and mail in postage paid envelope provided.

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.